Exhibit 10.48

CONSENT TO ASSIGNMENT

and

AMENDMENT

WHEREAS, Hewitt Associates LLC (“Associates”) and FORE Holdings LLC (formerly known as Hewitt Holdings LLC) (“FORE”) entered into the attached Services Agreement effective as of June 1, 2002 (the “Services Agreement”); and

WHEREAS, FORE has assigned the Services Agreement to the FORE Holdings Liquidating Trust (the “Trust”) effective September 29, 2005; and

WHEREAS, Associates is willing to accept the assignment of the Services Agreement; and

WHEREAS, Associates and the Trust wish to amend the Services Agreement;

NOW THEREFORE,

1.	Associates hereby consents to the assignment of the Services Agreement to the Trust.

2.	The Services Agreement is amended as follows. Since the extent of required services is not known, there shall be no minimum annual fee (Section 1.2) or Basic Services (Section 1.1). Rather, the fee for any services provided by Associates to the Trust shall be based on the actual time spent by Associates’ employees at their standard billing rates.

Dated this 29th day of September, 2005.

Hewitt Associates LLC		FORE Holdings Liquidating Trust

By:	/s/: C. Lawrence Connolly, III	By:	/s/: Dave L. Hunt
	C. Lawrence Connolly, III		David L. Hunt
	Secretary		Trustee